SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2002

CENTRAL VALLEY COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	000-31977	77-0539125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky Avenue, Clovis, California	93612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (559) 298-1775

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events.

(a)   PRESS RELEASES. On May 16, 2002, Central Valley Community Bancorp issued a press release announcing a new bank-wide name, transitioning its wholly owned subsidiary, Clovis Community Bank, to Central Valley Community Bank.

Item 7.  Financial Statements and Exhibits.

(b)           Exhibits

Exhibit 99.1    Central Valley Community Bancorp press release dated May 16, 2002 announcing a new bank-wide name, transitioning Clovis Community Bank to Central Valley Community Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2002	CENTRAL VALLEY COMMUNITY BANCORP

/s/ Daniel J. Doyle
Daniel J. Doyle, President and Chief
Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Central Valley Community Bancorp press release dated May 16, 2002, announcing a new bank-wide name, transitioning its wholly owned subsidiary, Clovis Community Bank, to Central Valley Community Bank.